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Exhibit 32.2

Certification of Chief Financial Officer

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Conceptus, Inc., a Delaware corporation (the "Company") hereby certifies, to such officer's knowledge, that:

          (i)    the accompanying Annual Report on Form 10-K of the Company for twelve months ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          (ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2008

/s/ GREGORY E. LICHTWARDT Gregory E. Lichtwardt Executive Vice President, Treasurer and Chief Financial Officer

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  Exhibit 32.2